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                                                                      EXHIBIT 21

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                                                     STATE OF
                                                   INCORPORATION
                                                        OR
SUBSIDIARY                                         ORGANIZATION
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
AEW Capital Management, Inc.                       Massachusetts
AEW Capital Management, L.P.                       Delaware
AEW Securities Limited Partnership                 Massachusetts
AEW Hotel Investment Corporation                   Massachusetts
AEW II Corporation                                 Massachusetts
AEW Investment Group, Inc.                         Massachusetts
(includes 23 real estate investment subsidiaries,
 all of which operate in the United States)
Back Bay Advisors, Inc.                            Massachusetts
Back Bay Advisors, L.P.                            Delaware
Graystone Partners, Inc.                           Massachusetts
Graystone Partners, L.P.                           Delaware
Harris Associates, Inc.                            Delaware
Harris Associates L.P.                             Delaware
Harris Partners L.L.C.                             Delaware
Harris Partners, Inc.                              Delaware
Harris Associates Securities L.P.                  Delaware
Jurika & Voyles, Inc.                              Delaware
Jurika & Voyles, L.P.                              Delaware
Loomis, Sayles & Company, Inc.                     Massachusetts
Loomis, Sayles & Company, L.P.                     Delaware
Loomis, Sayles Distributors, L.P.                  Delaware
Loomis, Sayles Distributors, Inc.                  Massachusetts
MC Management, Inc.                                Massachusetts
MC Management, L.P.                                Delaware
NEF Corporation                                    Massachusetts
New England Funds, L.P.                            Delaware
New England Funds Management, L.P.                 Delaware
New England Investment Associates, Inc.            Delaware
NEIC Holdings, Inc.                                Massachusetts
Reich & Tang Distributors, L.P.                    Delaware
Reich & Tang Services, L.P.                        Delaware
Reich & Tang Asset Management, Inc.                Massachusetts
Reich & Tang Asset Management, L.P.                Delaware
Vaughan, Nelson, Scarborough & McConnell, Inc.     Delaware
Vaughan, Nelson, Scarborough & McConnell, L.P.     Delaware
Westpeak Investment Advisors, Inc.                 Massachusetts
Westpeak Investment Advisors, L.P.                 Delaware
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